Exhibit 4.2

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

DPW HOLDINGS, INC.

COMMON STOCK PURCHASE WARRANT

JULY 3, 2019

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) of DPW Holdings, Inc., a Delaware corporation (the “Company”), is issued by the Company as of the date hereof pursuant to that certain Exchange Agreement dated of even date herewith, by and between the Company and the Holder (the “Exchange Agreement”). All terms used but not defined herein shall have the meanings ascribed thereto in the Exchange Agreement.

FOR VALUE RECEIVED, the Company hereby certifies that [●], and its successors and assigns (the “Holder”), is entitled to purchase from the Company 1,000,000 duly authorized, validly issued, fully paid and nonassessable shares of its common stock, par value $0.001 per share (the “Common Stock”), at a purchase price equal to $0.22 per share, as may be adjusted under this Warrant (the “Warrant Price”) or pursuant to the terms of the Exchange Agreement. The Holder is registered on the records of the Company regarding registration and transfer of the Warrant (the “Warrant Register”) and is the owner and Holder for all purposes, except as described in Section 11 below.

1.       Warrant. This Warrant shall be immediately exercisable once the Company shall have obtained Exchange Approval therefor.

2.        Expiration of Warrant. This Warrant shall expire on July 2, 2024 (the “Expiration Date”).

3.        Exercise of Warrant. This Warrant shall be exercisable under the terms of Section 1 and this Section 3.

3.1        Manner of Exercise. This Warrant may only be exercised by the Holder, in accordance with its terms and conditions, in whole or in part with respect to any portion of this Warrant, into shares of Common Stock (the “Warrant Shares”), during normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”) on or before the Expiration Date, by surrender of this Warrant to the Company at its office maintained under Section 11.2(a), accompanied by an exercise notice (the “Exercise Notice”) in substantially the form attached as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the Warrant Price. The Holder also shall have the right, at its election exercised in its sole discretion, when exercising the Warrant, in whole or in part, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A = the total number of Warrant Shares that Holder is then purchasing.

B = the Closing Price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

Anything to the contrary notwithstanding, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and the Holder’s affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other of the Company’s securities subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (“Ownership Limitation”). Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Regulations 13D - G thereunder, provided, further, however, that the limitations on exercised may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the exercise limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

3.2        When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 3.1 hereof, and, at such time, the corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof.

3.3        Delivery of Certificates upon Exercise. Certificates for Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Exercise Notice by the date that is two Business Days after the latest of (A) the delivery to the Company of the Exercise Notice, (B) surrender of this Warrant and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise) (such date, the “Warrant Share Delivery Date”). If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to an Exercise Notice by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the closing price of the Common Stock on the date of the applicable Exercise Notice), $10 per Business Day (increasing to $20 per Business Day on the fifth Business Day after such liquidated damages begin to accrue) for each Business Day after such Warrant Share Delivery Date until such certificates are delivered or the Holder rescinds such exercise.

3.4       Rescission Rights. If the Company fails to cause the Transfer Agent to transmit the Warrant Shares to the Holder under Section 3.3 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

3.5       Compensation for Buy-In on Failure to Timely Deliver Certificates upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit the Warrant Shares to the Holder under Section 3.3 by the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, reasonable evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required under the terms hereof.

3.6       Partial Exercise. In case exercise is in part only, a new Warrant of like tenor, dated the date hereof and calling in the aggregate on the face thereof for the number of Warrant Shares equal to the number of Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares designated by the Holder upon exercise as provided in Section 3.1 (without giving effect to any adjustment thereof).

3.7       Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant and upon the written request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder all rights (including without limitation any rights to registration of the Warrant Shares issued upon exercise) to which the Holder shall continue to be entitled after exercise under the terms of this Warrant; provided, however, that if the Holder shall fail to make a request, the failure shall not affect the continuing obligation of the Company to afford the rights to such Holder.

4.       Warrant Adjustments.

The Warrant Price and the number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment with respect to events after the date hereof as follows:

4.1       Adjustment for Change in Capital Stock. If the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, or (iii) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Warrant Price in effect immediately prior to such action shall be adjusted so that if this Warrant is thereafter exercised, the Holder may receive the number and kind of shares which it would have owned immediately following such action if it had exercised this Warrant immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or reclassification. If after an adjustment the Holder upon exercise of this Warrant may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors, in good faith, shall determine the allocation of the adjusted Warrant Price between the classes of capital stock. After such allocation, the Warrant Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.

4.2       Number of Shares. Upon each adjustment of the Warrant Price as a result of the calculations made in Section 4.1, this Warrant shall thereafter evidence the right to purchase, at the adjusted Warrant Price, that number of shares (calculated to the nearest one-hundredth) obtained by dividing (i) the product obtained by multiplying the number of shares issuable upon exercise of this Warrant prior to adjustment of the number of shares by Warrant Price in effect prior to adjustment of the Warrant Price by (ii) the Warrant Price in effect after such adjustment of the Warrant Price.

4.3       Transactions Not Requiring Adjustments. No adjustment need be made for a transaction referred to in Section 4.1 if the Holder is permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve the Holder’s percentage equity participation in the Common Stock upon exercise of this Warrant. No adjustment need be made for sales of Common Stock under a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of the Company's currently existing stock option plans, the exercise of currently existing incentive stock options or incentive stock options which may be granted in the future, the exercise of any other of the Company's currently outstanding options, or any currently authorized warrants, whether or not outstanding. If this Warrant becomes exercisable solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

4.4       Notice of Adjustments. Whenever the Warrant Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment together with a certificate from the Company's Chief Financial Officer briefly stating (i) the facts requiring the adjustment, (ii) the adjusted Warrant Price and the manner of computing it, and (iii) the date on which such adjustment becomes effective. The certificate shall be prima facie evidence that the adjustment is correct, absent manifest error.

4.5       Reorganization of Company. If the Company is a party to a merger, consolidation or a transaction in which (i) the Company transfers or leases substantially all of its assets; (ii) the Company reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets, the Person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of this Warrant. If the issuer of securities deliverable upon exercise of this Warrant is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Holder may exercise this Warrant into the kind and amount of securities, cash or other assets which it would have owned immediately after the consolidation, merger, transfer, lease or exchange if it had exercised this Warrant immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 4. The successor company shall mail to the Holder a notice briefly describing the assumption agreement. If this Paragraph applies, Section 4(a) above does not apply.

4.6       Dissolution, Liquidation. In the event of the dissolution or total liquidation of the Company, then after the effective date thereof, this Warrant and all rights thereunder shall expire.

4.7       Notices. If (i) the Company takes any action that would require an adjustment in the Warrant Price under this Section 4; or (ii) there is a liquidation or dissolution of the Company, the Company shall mail to the Holder a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

5.        Fractional Shares. If the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted under Section 4, the Company shall nevertheless not be required to issue fractions of shares upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. Instead the Company will issue cash in the amount equal to the fractional share times the Closing Price on the trading day immediately preceding the exercise calculated to the nearest penny.

6.        No Dilution or Impairment.

6.1       Actions to Permit Issuance of Warrant Shares. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will always in good faith assist in the carrying out of all the terms and in the taking of all actions necessary or appropriate to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon exercise, (b) will take all actions necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon exercise.

6.2       Acknowledgement of Company’s Obligations. The Company acknowledges that its obligation to issue the Warrant Shares issuable upon exercise of the Warrants is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

7.        Chief Financial Officer’s Report as to Adjustments. In the case of any adjustment or re-adjustment in the shares of Common Stock issuable upon the exercise of the Warrants, the Company at its expense will promptly compute the adjustment or re-adjustment in accordance with the terms of the Warrants and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth the adjustment or re-adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, including a statement of (a) the number of shares of Common Stock outstanding or deemed to be outstanding and (b) the Warrant Price in effect immediately prior to the deemed issuance or sale and as adjusted and re-adjusted (if required by Section 4 above) on account thereof. The Company will mail a copy of each report to the Holder promptly and will, upon the written request at any time of the Holder, furnish to the Holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all reports at its office maintained under Section 11.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Warrants designated by the Holder.

8.       Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not be subject to preemptive rights or other similar rights of stockholders of the Company, solely for the purpose of effecting the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise thereof, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrants, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company’s Common Stock. All shares of Common Stock issuable upon exercise of the Warrants shall be duly authorized and, when issued upon exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

9.       Listing. The Company shall always comply in all respects with the Company’s reporting, filing and other obligations under the by-laws or rules of each national securities exchange or inter-dealer quotation system upon which shares of Common Stock are then listed and shall list the shares issuable upon the exercise of the Warrants on such national securities exchange or inter-dealer quotation system.

10.        Investment Representations: Restrictions on Transfer.

10.1       Investment Representations. The Holder acknowledges that the Warrant and the Warrant Shares have not been and, except as otherwise provided herein or in the Exchange Agreement, will not be registered under the Securities Act of 1933, as amended (the “Act”), or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. The Holder represents that it is acquiring this Warrant and will acquire the Warrant Shares for its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. The Holder further understands and agrees that (i) neither the Warrant nor the Warrant Shares may be sold or otherwise transferred unless they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available; (ii) any routine sales of the Company's securities made in reliance upon Rule 144 promulgated by the Commission under the Act, can be effected only under the terms and conditions of that Rule, including applicable holding periods and timely filing requirements with the Commission for the Company; and (iii) except as otherwise set forth herein, the Company is under no obligation to register the Warrants or the Warrant Shares on its behalf or to assist it in complying with any exemption from registration under the Act. The Holder agrees that each certificate representing any Warrant Shares for which the Warrant may be exercised will bear on its face a legend in substantially the following form:

These securities have not been registered under the Securities Act of 1933 or qualified under any state securities laws. They may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion counsel reasonably acceptable to the Company that such registration and qualification are not required.

10.2       Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any securities that are not registered under an effective registration statement under the Act (“Restricted Securities”), the Holder will give written notice to the Company of the Holder's intention to effect a transfer and to comply in all other respects with this Section 10.2. Each notice (a) shall describe the manner and circumstances of the proposed transfer, and (b) shall designate counsel for the Holder giving the notice (who may be in-house counsel for the Holder). The Holder giving notice will submit a copy thereof to the counsel designated in the notice. The following provisions shall then apply:

(a)       If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer (i.e. private sale of Restricted Securities) may be effected without registration of Restricted Securities under the Act (which opinion shall state the bases for the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or relating to any transfer shall bear the restrictive legends required by Section 10.1 hereof.

(b)       If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder under the foregoing provisions of this Section 10.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Act.

10.3        Termination of Restrictions. The restrictions imposed by this Section 10 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which Restricted Securities shall have been effectively registered under the Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, which opinion shall not be unreasonably withheld, such restrictions are no longer required in order to insure compliance with the Act or Section 10 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 10.1 hereof.

11.        Ownership, Transfer and Substitution of Warrant.

11.1        Ownership of Warrant. The Company may treat the Holder, in whose name this Warrant is registered to in the Warrant Register maintained under Section 11.2(b) hereof, as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned by a notice in substantially the form attached to this Warrant as Exhibit B (or a reasonable facsimile thereof) duly executed by the holder thereof in blank, the Company shall treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 10 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

11.2        Office; Transfer and Exchange of Warrant.

(a)       The Company will maintain an office (which may be an agency maintained at a bank) at 201 Shipyard Way, Suite E, Newport Beach, CA 92663 (until the Company notifies the Holder of any change of location of the office) where notices, presentations and demands in respect of the may be made upon it.

(b)       The Company shall cause to be kept at its office maintained under Section 11.2(a) hereof a Warrant Register for the registration and transfer of the Warrants. The names and addresses of holders of the Warrants, the transfers thereof and the names and addresses of transferees of the Warrants shall be registered in such Warrant Register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of such Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)       Upon the surrender of a Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained under Section 11.2(a) hereof, the Company at its expense will (subject to compliance with Section 12 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

11.3        Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant and, in the case of any such loss, theft or destruction of a Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of a Warrant for cancellation at the office of the Company maintained under Section 11.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

12.        No Rights or Liabilities as Stockholder. Except as may otherwise be provided herein, no Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until such Holder’s Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company.

13.        Notices. Any notice or other communication in connection with this Warrant shall be deemed to be given if in writing addressed as hereinafter provided and actually delivered at such address: (a) if to any Holder, at the registered address of such holder as set forth in the Warrant Register kept at the office of the Company maintained under Section 11.2(a) hereof, or (b) if to the Company, to the attention of its Chief Financial Officer at its office maintained under Section 11.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 3 hereof.

14.       Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise because of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

15.       Warrant Agent. The Company shall serve as warrant agent under for the Warrants. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all its corporate trust or stockholders’ services business shall be successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16.       Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State. Any action, suit or proceeding in connection with this Warrant may be brought in a federal or state court of record located in Delaware County, Pennsylvania, and Holder and Company each agrees to submit to the personal jurisdiction of such court and waives any objection which either may have, based on improper venue or forum non conveniens, to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address referred to in Section 13 above and that service so made shall be deemed to be completed upon the earlier of actual receipt or five days after the same shall have been posted to its address. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof. The use herein of the masculine pronouns or similar terms shall be deemed to include the feminine and neuter genders as well and vice versa and the use of the singular pronouns shall be deemed to include the plural as well and vice versa.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the date first above written.

DPW HOLDINGS, INC.

By:
Name:	Milton C. Ault III
Title:	Chief Executive Officer

Agreed and Accepted:

[●]

By:
Name:	[●]
Title:	[●]

EXHIBIT A

EXERCISE NOTICE

To Be Executed by the Holder

In Order to Exercise Warrants

TO: DPW HOLDINGS, INC.

(1)	The undersigned hereby elects to purchase ________ Warrant Shares of the Company under the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 3.1 to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable under the cashless exercise procedure set forth in Section 3.1.

(3)	Please issue a certificate or certificates representing the Warrant Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_________________________________________________________

_________________________________________________________

Dated:

Address

Taxpayer Identification Number

Signature

EXHIBIT B

[FORM OF ASSIGNMENT]

To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.

FOR VALUE RECEIVED                                                                                                      hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:
Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holder)

Signature Guaranteed